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                                                                   Exhibit 2





                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          METROPOLITAN FINANCIAL CORP.

                                    ARTICLE I
                                      Name

                           The name of the corporation (hereinafter called the
"Corporation") is METROPOLITAN FINANCIAL CORP.


                                   ARTICLE II
                                Principal Office

                           The principal office of the Corporation shall be
located in the City of Cleveland, County of Cuyahoga, State of Ohio.


                                   ARTICLE III
                                    Purposes

                           The purpose or purposes for which the Corporation is
formed are to engage in any lawful act or activity for which corporations may be formed under the Ohio General Corporation Law.


                                   ARTICLE IV
                       Authorized Shares of Capital Stock

                           The authorized number of shares of the Corporation is
20,000,000, of which 5,000,000 shall be shares of Class A Serial Preferred Stock, without par value, as described in Part A of this Article IV (hereinafter called "Class A Preferred Stock"), 5,000,000 shall be shares of Class B Serial Preferred Stock, without par value, as described in Part B of this Article IV (hereinafter called "Class B Preferred Stock"), and 10,000,000 shall be shares of Common Stock, without par value, as described in Part C of this Article IV (hereinafter called "Common Shares").




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                           The sole Common Share issued and outstanding
immediately prior to the effectiveness of these Amended and Restated Articles of Incorporation shall, upon such effectiveness, thereby and thereupon be automatically changed into 3,125,635 Common Shares. The officers of the Corporation shall make such provisions as they deem necessary or appropriate to provide for the exchange of the certificate for the sole Common Share issued and outstanding for certificates for Common Shares reflecting the foregoing change. The stated capital of the Corporation shall not change as a result of the foregoing change.

                           The express terms of each class are as follows:

                                     PART A

                  Express Terms of the Class A Preferred Stock

                           Section 1.  SERIES.

                           The Class A Preferred Stock may be issued from time
to time in series. All shares of Class A Preferred Stock shall be of equal rank and the express terms thereof shall be identical, except in respect of the terms that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except that in the case of series on which dividends are cumulative the dates from which dividends are cumulative may vary to reflect differences in the dates of issue. Subject to the provisions of Sections 2 through 4, inclusive, of this Part A, which shall apply to all Class A Preferred Stock, the Board of Directors is hereby authorized to cause shares of Class A Preferred Stock to be issued in one or more series and with respect to each such series to fix:

                           (a) The designation of the series, which may be by
distinguishing number, letter, or title.

                           (b) The authorized number of shares of the series,
which number the Board of Directors may, except to the extent otherwise provided in the creation of the series, from time to time, increase or decrease, but not below the number of shares thereof then outstanding.

                           (c) The dividend rate or rates (which may be fixed or
adjustable) of the shares of the series.

                           (d) The dates on which dividends, if declared, shall
be payable and, in the case of series on which dividends are cumulative, the dates from which dividends shall be cumulative.

                           (e) The redemption rights and price or prices, if
any, for shares of the series.


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                           (f) The amount, terms, conditions, and manner of
operation of any retirement or sinking fund to be provided for the purchase or redemption of shares of the series.

                           (g) The amounts payable on shares of the series in
the event of any liquidation, dissolution, or winding up of the affairs of the Corporation.

                           (h) Whether the shares of the series shall be
convertible into Common Shares or shares of any other series or class, and, if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustment thereof, and all other terms and conditions upon which such conversion may be made.

                           (i) The restrictions, if any, upon the issue of any
additional shares of the same series or of any other class or series.

                           The Board of Directors is authorized to adopt from
time to time amendments to these Amended and Restated Articles of Incorporation fixing, with respect to each series, the matters described in clauses (a) through (i), inclusive, of this Section 1.

                           Section 2.  VOTING RIGHTS.

                           (a) The holders of Class A Preferred Stock shall be
entitled to one vote for each share of Class A Preferred Stock held by them, respectively, on each matter properly submitted to shareholders for their vote, consent, waiver, release or other action; and except as otherwise provided in this Section 2 or required by law, the holders of Class A Preferred Stock and holders of Common Shares shall vote together as one class on all matters.

                           (b) If the Corporation shall fail to pay full
cumulative dividends on any series of Class A Preferred Stock or Class B Preferred Stock for six quarterly dividend payment periods, whether or not consecutive, the number of directors will be increased by two, and the holders of all outstanding series of Class A Preferred Stock and Class B Preferred Stock, voting as a single class without regard to series, will be entitled to elect such additional two directors until full cumulative dividends for all past dividend payment periods on all series of Class A Preferred Stock and Class B Preferred Stock have been paid or declared and set apart for payment or until non-cumulative dividends have been paid regularly for at least one full year. Such right to vote separately as a class to elect directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect directors separately as a class in the case of future dividend defaults. At any time when such right to elect directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than twenty percent of the total number of shares of the Class A Preferred Stock and Class B Preferred Stock then outstanding shall, call a special meeting of shareholders for the election of such directors. In the case of such a written request,

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such special meeting shall be held within ninety days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the regulations of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders of the Corporation. Directors elected as aforesaid shall serve until the next annual meeting of shareholders of the Corporation or until their respective successors shall be elected and qualify. If, prior to the end of the term of any director elected as aforesaid, a vacancy in the office of such director shall occur during the continuance of a default in dividends on any series of Class A Preferred Stock or Class B Preferred Stock by reason of death, resignation or disability, such vacancy shall be filled for the unexpired term by the appointment by the remaining director or directors elected as aforesaid of a new director for the unexpired term of such former director.

                           (c) The affirmative vote or consent of the holders of
at least two-thirds of the then outstanding shares of Class A Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Class A Preferred Stock shall vote separately as a class, shall be necessary to effect any amendment, alteration, or repeal of any of the provisions of these Amended and Restated Articles of Incorporation or the regulations of the Corporation which would be substantially prejudicial to the voting powers, rights, or preferences of the holders of Class A Preferred Stock (but so far as the holders of Class A Preferred Stock are concerned, such action may be effected with such vote or consent); provided, however, that neither the amendment of these Amended and Restated Articles of Incorporation to authorize or to increase the authorized or outstanding number of shares of any class ranking junior to or on a parity with the Class A Preferred Stock, nor the amendment of the regulations so as to change the number of directors of the Corporation, shall be deemed to be substantially prejudicial to the voting powers, rights, or preferences of the holders of Class A Preferred Stock (and any such amendment referred to in this proviso may be made without the vote or consent of the holders of the Class A Preferred Stock); and provided further that if such amendment, alteration, or repeal would be substantially prejudicial to the rights or preferences of one or more but not all then outstanding series of Class A Preferred Stock, the affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of the series so affected shall be required.

                           (d) The affirmative vote or consent of the holders
of at least two-thirds of the then outstanding shares of Class A Preferred Stock given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Class A Preferred Stock shall vote as a single class shall be necessary to effect any one or more of the following:


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                           (i)  The authorization of, or the increase in the
         authorized number of, any shares of any class ranking prior to the Class A Preferred Stock; or

                           (ii) The purchase or redemption for sinking fund purposes or otherwise of less than all of the then outstanding Class A Preferred Stock except in accordance with a purchase offer made to all holders of record of Class A Preferred Stock, unless all dividends on all Class A Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

                           Section 3.  PREEMPTIVE RIGHTS.

                           No holder of Class A Preferred Stock shall be
entitled as such as a matter of right to subscribe for or purchase any part of any issue of shares of the Corporation, of any class whatsoever, or any part of any issue of securities convertible into shares of the Corporation, of any class whatsoever, and whether issued for cash, property, services or otherwise.

                           Section 4.  DEFINITIONS.

                           For the purposes of this Part A:

                           (a) Whenever reference is made to shares "ranking
prior to the Class A Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Class A Preferred Stock.

                           (b) Whenever reference is made to shares "on a parity
with the Class A Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation rank on an equality or parity with the rights of the holders of Class A Preferred Stock.

                           (c) Whenever reference is made to shares "ranking
junior to the Class A Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Corporation are junior or subordinate to the rights of the holders of Class A Preferred Stock.


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                                     PART B

                  Express Terms of the Class B Preferred Stock

                           Section 1.  SERIES.

                           The Class B Preferred Stock may be issued from time
to time in series. All shares of Class B Preferred Stock shall be of equal rank and the express terms thereof shall be identical, except in respect of the terms that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except that in the case of series on which dividends are cumulative the dates from which dividends are cumulative may vary to reflect differences in the dates of issue. Subject to the provisions of Sections 2 through 4, inclusive, of this Part B, which shall apply to all Class B Preferred Stock, the Board of Directors is hereby authorized to cause shares of Class B Preferred Stock to be issued in one or more series and with respect to each such series to fix:

                           (a) The designation of the series, which may be by
distinguishing number, letter, or title.

                           (b) The authorized number of shares of the series,
which number the Board of Directors may, except to the extent otherwise provided in the creation of the series, from time to time, increase or decrease, but not below the number of shares thereof then outstanding.

                           (c) The dividend rate or rates (which may be fixed or
adjustable) of the shares of the series.

                           (d) The dates on which dividends, if declared, shall
be payable and, in the case of series on which dividends are cumulative, the dates from which dividends shall be cumulative.

                           (e) The redemption rights and price or prices, if
any, for shares of the series.

                           (f) The amount, terms, conditions, and manner of
operation of any retirement or sinking fund to be provided for the purchase or redemption of shares of the series.

                           (g) The amounts payable on shares of the series in
the event of any liquidation, dissolution, or winding up of the affairs of the Corporation.



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                           (h) Whether the shares of the series shall be
convertible into Common Shares or shares of any other series or class, and, if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustment thereof, and all other terms and conditions upon which such conversion may be made.

                           (i) The restrictions, if any, upon the issue of any
additional shares of the same series or of any other class or series.

                           The Board of Directors is authorized to adopt from
time to time amendments to these Amended and Restated Articles of Incorporation fixing, with respect to each series, the matters described in clauses (a) through (i), inclusive, of this Section 1.

                           Section 2.  VOTING RIGHTS.

                           (a) Except as provided in this Section 2 or except as
required by applicable law, the holders of Class B Preferred Stock shall not be entitled to vote upon matters presented to the shareholders.

                           (b) If the Corporation shall fail to pay full
cumulative dividends on any series of Class B Preferred Stock or Class A Preferred Stock for six quarterly dividend payment periods, whether or not consecutive, the number of directors will be increased by two, and the holders of all outstanding series of Class B Preferred Stock and Class A Preferred Stock, voting as a single class without regard to series, will be entitled to elect such additional two directors until full cumulative dividends for all past dividend payment periods on all series of Class B Preferred Stock and Class A Preferred Stock have been paid or declared and set apart for payment or until non-cumulative dividends have been paid regularly for at least one full year. Such right to vote separately as a class to elect directors shall, when vested, be subject, always, to the same provisions for the vesting of such right to elect directors separately as a class in the case of future dividend defaults. At any time when such right to elect directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than twenty percent of the total number of shares of the Class B Preferred Stock and Class A Preferred Stock then outstanding shall, call a special meeting of shareholders for the election of such directors. In the case of such a written request, such special meeting shall be held within ninety days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the regulations of the Corporation, provided that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual meeting of shareholders of the Corporation. Directors elected as aforesaid shall serve until the next annual meeting of shareholders of the Corporation or until their respective successors shall be elected and qualify. If, prior to the end of the term of any director elected as aforesaid, a vacancy in the office of such director shall occur during the continuance of a default in dividends on any series of Class B Preferred Stock or Class A

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Preferred Stock by reason of death, resignation or disability, such vacancy shall be filled for the unexpired term by the appointment by the remaining director or directors elected as aforesaid of a new director for the unexpired term of such former director.

                           (c) The affirmative vote or consent of the holders of
at least two-thirds of the then outstanding shares of Class B Preferred Stock, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Class B Preferred Stock shall vote separately as a class, shall be necessary to effect any amendment, alteration, or repeal of any of the provisions of these Amended and Restated Articles of Incorporation or the regulations of the Corporation which would be substantially prejudicial to the voting powers, rights, or preferences of the holders of Class B Preferred Stock (but so far as the holders of Class B Preferred Stock are concerned, such action may be effected with such vote or consent); provided, however, that neither the amendment of these Amended and Restated Articles of Incorporation to authorize or to increase the authorized or outstanding number of shares of any class ranking junior to or on a parity with the Class B Preferred Stock, nor the amendment of the regulations so as to change the number of directors of the Corporation, shall be deemed to be substantially prejudicial to the voting powers, rights, or preferences of the holders of Class B Preferred Stock (and any such amendment referred to in this proviso may be made without the vote or consent of the holders of the Class B Preferred Stock); and provided further that if such amendment, alteration, or repeal would be substantially prejudicial to the rights or preferences of one or more but not all then outstanding series of Class B Preferred Stock, the affirmative vote or consent of the holders of at least two-thirds of the then outstanding shares of the series so affected shall be required.

                           (d) The affirmative vote or consent of the holders
of at least two-thirds of the then outstanding shares of Class B Preferred Stock given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Class B Preferred Stock shall vote as a single class shall be necessary to effect any one or more of the following:

                           (i) The authorization of, or the increase in the authorized number of, any shares of any class ranking prior to the Class B Preferred Stock; or

                           (ii) The purchase or redemption for sinking fund purposes or otherwise of less than all of the then outstanding Class B Preferred Stock except in accordance with a purchase offer made to all holders of record of Class B Preferred Stock, unless all dividends on all Class B Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

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                           Section 3.  PREEMPTIVE RIGHTS.

                           No holder of Class B Preferred Stock shall be
entitled as such as a matter of right to subscribe for or purchase any part of any issue of shares of the Corporation, of any class whatsoever, or any part of any issue of securities convertible into shares of the Corporation, of any class whatsoever, and whether issued for cash, property, services or otherwise.

                           Section 4.  DEFINITIONS.

                           For the purposes of this Part B:

                           (a) Whenever reference is made to shares "ranking
prior to the Class B Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Class B Preferred Stock.

                           (b) Whenever reference is made to shares "on a parity
with the Class B Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation rank on an equality or parity with the rights of the holders of Class B Preferred Stock.

                           (c) Whenever reference is made to shares "ranking
junior to the Class B Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Corporation are junior or subordinate to the rights of the holders of Class B Preferred Stock.

                                     PART C

                         Express Terms of Common Shares

                           Section 1.  GENERAL.

                           The holders of Common Shares shall be entitled to one
vote for each Common Share held by them, respectively, on each matter properly submitted to shareholders for their vote, consent, waiver, release or other action.



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                           Section 2.  PREEMPTIVE RIGHTS.

                           No holder of Common Shares shall be entitled as such
as a matter of right to subscribe for or purchase any part of any issue of shares of the Corporation of any class whatsoever, or any part of any issue of securities convertible into shares of the Corporation, of any class whatsoever, and whether issued for cash, property, services, or otherwise.

                                     PART D

                                Cumulative Voting

                           No holder of shares of any class of the Corporation
may cumulate his or her voting power.


                                    ARTICLE V
                               Purchase of Shares

                           Subject to the provisions of Article IV hereof, the
Corporation, by action of its directors, and without action by its shareholders, may, from time to time, purchase its own shares of any class in accordance with the provisions of the Ohio General Corporation Law; and such purchase may be made either in the open market, or at public or private sales, in such manner and amounts, from such holder or holders of outstanding shares of the Corporation and at such price as the directors shall, from time to time, determine.


                                   ARTICLE VI
                                     Voting

                           Any proposal which, under applicable law, requires
the approval of holders of shares of the Corporation:

         (1) to adopt an amendment to these articles of incorporation (which term includes amended and restated articles of incorporation),

         (2) to sell, exchange, transfer, or otherwise dispose of all, or substantially all, the assets of the Corporation,

         (3)  to effect a merger or consolidation involving the Corporation,

         (4) to effect a combination or majority share acquisition (as such terms are defined by the laws of the State of Ohio), or

         (5)  to dissolve, liquidate, or wind up the affairs of the Corporation,

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may be authorized and approved by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal and, if a proposal upon which holders of shares of a particular class or classes are required to vote separately as a class by other provisions of these articles of incorporation or law, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of such class or classes, except as otherwise provided in Section 2 of Part A and
Section 2 of Part B of Article IV with respect to the Class A Preferred Stock and Class B Preferred Stock of the Corporation. Notwithstanding the foregoing, the provisions of this Article VI shall not reduce the vote of shareholders required to approve a transaction which requires shareholder approval under Chapter 1704 of the Ohio Revised Code.


                                   ARTICLE VII
                     Transactions with Directors or Officers

         A director or officer of the Corporation shall not be disqualified by his or her office from dealing or contracting with the Corporation as a seller, purchaser, employee, agent, or otherwise, nor shall any contract or transaction be void or voidable with respect to the Corporation for the reason that it is between the Corporation and one or more of its directors or officers, or between the Corporation and any other person in which one or more of its directors or officers are directors, trustees, or officers, or have a financial or personal interest, or for the reason that one or more interested directors or officers participate in or vote at the meeting of the directors or a committee thereof that authorizes such contract or transaction, if in any such case (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the directors or the committee and the directors or committee, in good faith reasonably justified by such facts, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum of the directors or the committee; or (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract or transaction; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the directors, a committee thereof, or the shareholders.



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